Exhibit 10.12

Abstract for the loan agreement with Hyun Sook Choi

Parties of the an agreement	Hyun Sook Choi, Clavis Technologies
The date of an agreement	2010.03.31
The amount of loan	\ 50,000,000
The date of repayment	2011.09.30
The interest	12% / a year
Contents of the contract
- Clavis can prepay the loan at any time.
- When Clavis prepays the loan, this agreement will expire.
- If Clavis cannot payback by September 30, 2011, Hyun Sook Choi may ask for loan to be paid in shares of Clavis common stock.